EX-33.11
(logo) WELLS FARGO

Commercial Mortgage
Servicing
MAC A0357-030
P.O. Box 4036, Concord, Ca 94524
1320 Willow Pass Rd., Suite 300
Concord, CA 94520
800 986-9711


Management Assessment


Management of the Commercial Mortgage Servicing Group, a division of Wells Fargo Bank, N.A. (the "Company") is responsible for assessing the Company's compliance, as of and for the year ended December 31, 2007, with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB to the extent applicable to the obligations of the Company relating to servicing commercial mortgage loans securitized in commercial mortgage backed securities transactions. Management's assessment has been made with respect to those commercial mortgage loans which the Company services and which belong to loan pools underlying the commercial mortgage backed securities transactions identified on Appendix A (the "Platform").

In making its assessment, management used the servicing criteria in paragraph
(d) of Item 1122 of Regulation AB except for the servicing criteria set forth in subparagraphs (d)(1)(iii), (d)(3)(i)(b-d), (d)(3)(ii-iv), (d)(4)(ii),
(d)(4)(vii), and (d)(4)(xv), which the Company has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to servicing criteria set forth in subparagraphs (d)(4)(xi) and
(d)(4)(xii) of Item 1122(d) of Regulation AB, the Company has engaged various vendors to perform certain activities covered by these servicing criteria. The Company has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to these vendors as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that such vendors' activities comply in all material respects with the servicing criteria applicable to such vendors. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

Based on such assessment, management believes that, as of and for the year ended December 31, 2007, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission that are applicable to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.


/s/ Daniel E. Bober
Daniel E. Bober
Executive Vice President
Wells Fargo Bank, N.A.

/s/ Briggs Hawley
Briggs Hawley
Vice President
Wells Fargo Bank, N.A.


(page)


Appendix A


#       Closing Date    Series              Depositor
1       1/30/2006       2006-TOP21          Morgan Stanley Capital I, Inc.
2       3/21/2006       2006-PWR11          Bear, Stearns Comm. Mort. Sec. Inc.
3       3/28/2006       2006-HQ8            Morgan Stanley Capital I, Inc.
4       4/20/2006       2006-TOP22          Bear, Stearns Comm. Mort. Sec. Inc.
5       5/25/2006       2006-C1             Merrill Lynch Comm. Mort. Sec. Inc.
6       6/8/2006        2006-IQ11           Morgan Stanley Capital I, Inc.
7       6/20/2006       2006-PWR12          Bear, Stearns Comm. Mort. Sec. Inc.
8       6/20/2006       2006-CIBC15         JP Morgan Chase Comm. Mort. Sec. Inc.
9       8/3/2006        2006-TOP23          Morgan Stanley Capital I, Inc.
10      8/17/2006       2006-HQ9            Morgan Stanley Capital I, Inc.
11      9/28/2006       2006-PWR13          Bear, Stearns Comm. Mort. Sec. Inc.
12      9/28/2006       2006-LDP8           JP Morgan Chase Comm. Mort. Sec. Inc.
13      10/31/2006      2006-TOP24          Bear, Stearns Comm. Mort. Sec. Inc.
14      11/9/2006       2006-HQ10           Morgan Stanley Capital I, Inc.
15      11/28/2006      2006-CIBC17         JP Morgan Chase Comm. Mort. Sec. Inc.
16      12/12/2006      MLCFC 2006-4        Merrill Lynch Comm. Mort. Sec. Inc.
17      12/19/2006      2006-PWR14          Bear, Stearns Comm. Mort. Sec. Inc.
18      01/30/07        MSCII 2007-TOP25    Morgan Stanley Capital I, Inc.
19      03/14/07        MLCFC 2007-5        Merrill Lynch Mortgage Investors, Inc.
20      03/29/07        BSCM 2007-PWR15     Bear Stearns Comm. Mort. Sec. Inc
21      03/29/07        MSCI 2007-IQ13      Morgan Stanley Capital I, Inc.
22      04/12/07        MLCFC 2007-6        Merrill Lynch Mortgage Investors, Inc.
23      04/18/07        BSCM 2007-TOP26     Deutsche Mort. & Asset Receiving Corp.
24      05/30/07        MSCI 2007-IQ14      Morgan Stanley Capital I, Inc.
25      06/14/07        JPM 2007-CIBC19     JP Morgan Chase Comm. Mort. Sec. Corp.
26      06/26/07        BSCM 2007-PWR16     Bear Stearns Comm. Mort. Sec. Inc
27      07/30/07        MSCII 2007-TOP27    Morgan Stanley Capital I, Inc.
28      07/31/07        MSCI 2007- HQ12     Morgan Stanley Capital I, Inc.
29      8/16/07         MLMT 2007-C1        Merrill Lynch Mortgage Investors, Inc.
30      8/28/07         MLCFC 2007-8        Merrill Lynch Mortgage Investors, Inc.
31      8/28/07         JPM 2007-LDP12      JP Morgan Chase Comm. Mort. Sec. Corp.
32      9/27/07         BSCM 2007-PWR17     Bear Stearns Comm. Mort. Sec. Inc
33      10/25/07        BSCM 2007-TOP28     Bear Stearns Comm. Mort. Sec. Inc
34      11/14/07        MLCFC 2007-9        Merrill Lynch Mortgage Investors, Inc.
35      11/29/07        MSCI 2007-IQ16      Morgan Stanley Capital I, Inc.
36      12/27/07        BSCM 2007-PWR18     Bear Stearns Comm. Mort. Sec. Inc
37      11/15/06        MLFT 2006-1         Merrill Lynch Mortgage Investors. Inc.
38      02/28/07        BACM 2007-1         Banc of America Commercial Mortgage Inc.
39      02/28/07        JPM 2007-LDP10      JP Morgan Chase Comm. Mort. Sec. Corp.
